EXHIBIT 21

                   SUBSIDIARIES OF REGISTRANT


                                                   Place of
         Name                                   Incorporation
Augat Inc.                                      Massachusetts
  AUG-ISO Inc.                                  New Jersey
  Augat Communication Products Inc.             Washington
  Augat Realty Inc.                             Massachusetts
  Augat Wiring Systems Inc.                     Alabama
  LRC Electronics, Inc.                         New York
  Reliable Electronic Finishing Company, Inc.   Massachusetts
  Elastomeric Technologies Inc.                 Pennsylvania
  Augat AG                                      Switzerland
     Augat Components GmbH*                     Germany
     Augat K.K.                                 Japan
     Augat Ltd.                                 United Kingdom
        Augat AB                                Sweden
     Augat Manufacturing S.A.                   Switzerland
     Augat Pte. Ltd.                            Singapore
     Augat SRL                                  Italy
  Augat Canada                                  Canada
  Augat GmbH                                    Germany
  Augat International Ltd.                      U.S. Virgin Islands
  Augat Pty. Ltd.                               Australia
  Augat S.A.                                    France
  Augat S.A. de C.V.                            Mexico
Blackburn Electric Canada Inc.                  Canada
E.K. Campbell Company                           Missouri
Catamount Manufacturing, Inc.                   Massachusetts
  Centennial Plastics, Inc.                     Arkansas
  Catamount GmbH                                Germany
  Catamount de Mexico, S.A. de C.V.             Mexico
  Techspan Catamount Inc.                       Canada
FL Amelec, Inc.                                 Texas
  American Electric de Mexico, S.A. de C.V.     Mexico
  Thomas & Betts Monterrey S.A. de C.V.         Mexico
International Energy Saver, Inc.                Arizona
Pilgrim Pacific Inc.                            Canada
1065381 Ontario Inc.                            Canada
  Pilgrim Technical Products Limited            Canada
     Pilgrim Technical, Inc.                    Pennsylvania
Thomas & Betts International, Inc.              Delaware
  Amerace Corporation                           Delaware
     Amerace Ltd.                               Canada
     Amerace de Mexico S.A. de C.V.             Mexico
     Conductron Corporation                     Massachusetts
        Conductron Subsidiary Corp.             Massachusetts
     Conductron Holding Company                 Delaware
     Eagle Utility Sales Inc.                   Canada
     Elastimold Corporation                     Illinois

     Joint Ventures of Amerace Corporation:
     Euromold S.A.                              Belgium
     Fujimold Ltd.                              Japan
     Taimold Electrical Ltd.                    Taiwan
  Reznor Europe N.V.                            Belgium
  Reznor France SARL                            France
  Reznor Lufttechnik GmbH                       Germany
  Reznor U.K. Ltd.                              United Kingdom
  Thomas & Betts A Ltd.                         Israel
  Thomas & Betts Aktiebolag                     Sweden
  Thomas & Betts Euro Distribution S.A.         Belgium
  Thomas & Betts Export, Inc.                   Barbados
  Thomas & Betts France                         France
  Thomas & Betts GmbH                           Germany
     Thomas & Betts GmbH & Company KG           Germany
  Thomas & Betts Holdings (U.K.) Ltd.           United Kingdom
     Amerace Limited                            United Kingdom
     Thomas & Betts Limited                     United Kingdom
     Thomas & Betts Manufacturing Limited       United Kingdom
  Thomas & Betts Hong Kong, Limited             Hong Kong
  Thomas & Betts Hungary Kft.                   Hungary
  Thomas & Betts Japan, Ltd.                    Japan
  Thomas & Betts (Luxembourg) S.A.              Luxembourg
  Thomas & Betts (Malaysia) Sdn. Bhd.           Malaysia
  Thomas & Betts de Mexico S.de R.L. de C.V.    Mexico
  Thomas & Betts Pty. Limited                   Australia
  Thomas & Betts (S.E. Asia) Pte. Ltd.          Singapore
  Thomas & Betts S.p.A.                         Italy
     Thomas & Betts S.A.                        Spain
  TB Intl, S.L. (minority interest)             Spain
Thomas & Betts Limited                          Canada
  T&B Commander Electrical Materials Inc.       Canada
  Thomas & Betts (Ontario) Ltd.                 Canada
Thomas & Betts Puerto Rico Corporation          Delaware


* 50% owned by Augat AG and 50% by Augat GmbH


All subsidiaries are included in the consolidated financial statements.